UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2022  (October 31, 2022)

RBB BANCORP
(Exact name of Registrant as Specified in Its Charter)

California	001-38149	27-2776416
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1055 Wilshire Blvd., 12th floor,
Los Angeles, California		90017
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (213) 627-9888

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12 (b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, No Par Value	RBB	NASDAQ Global Select Market

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 31, 2022, Mr. Peter Chang resigned from the boards of directors (the “Boards”) of RBB Bancorp and its wholly-owned subsidiary, Royal Business Bank (collectively, the “Company”).  Mr. Chang also resigned his positions on the Company's Director's Loan Committee, Community Reinvestment Act Committee and Asset/Liability Committee, and the Boards of Directors of RBB Asset Management Company and FAIB Capital Corp, subsidiaries of RBB Bancorp.  Mr. Chang’s resignation is attached as Exhibit 99.1.

Item 8.01  Other Events.

As previously announced in RBB Bancorp’s Current Report on Form 8-K filed on May 16, 2022, the RBB Bancorp Board of Directors is continuing to conduct its investigation with respect to director independence, which includes Mr. Chang’s independence, a final determination of which had not been made at the time of his resignation, and which also includes a comprehensive review of the Boards’ governance structures and governance policies.  The RBB Bancorp Board of Directors anticipates concluding this investigation and review as soon as practicable.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

99.1	October 31, 2022 Correspondence

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RBB BANCORP (Registrant)

Date: November 4, 2022	By:	/s/ David Morris
David Morris
President and Chief Executive Officer
Chief Financial Officer

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